Exhibit 10.3
HCA Inc.
Restricted Share Unit Agreement
(Director)
     THIS RESTRICTED SHARE UNIT AGREEMENT (this “Agreement”) is made and entered into as of the ___ day of March, 2011 (the “Grant Date”), between HCA Inc., a Delaware corporation (the “Company”), and [director], (the “Grantee”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the 2006 Stock Incentive Plan for Key Employees of HCA Inc. and its Affiliates, as Amended and Restated (the “Plan”).
     WHEREAS, the Company has adopted the Plan, which permits the issuance of awards that are based on Shares of the Company, including the grant of a right to receive one Share at a specified date (or dates) in the future (a “Restricted Share Unit”); and
     WHEREAS, the Company has determined that a portion of the Grantee’s annual retainer for services as a director of the Company (a “Director”) should be paid to the Grantee in the form of Restricted Share Units, to be granted pursuant to the terms and conditions set forth in this award Agreement;
     NOW, THEREFORE, the parties hereto agree as follows:
     1. Grant of Restricted Share Unit Award.
          1.1 The Company hereby grants to the Grantee an award (“Award”) of [number] Restricted Share Units (“RSUs”) on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan.
          1.2 The Grantee’s rights with respect to the Award shall remain forfeitable at all times prior to the dates on which the RSUs shall vest in accordance with Section 2 hereof. This Award may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by Grantee other than by will or the laws of descent and distribution.
     2. Vesting and Payment.
          2.1 Except as provided in Section 2.2, the Award shall vest __________________________, so long as the Grantee continues to serve on the Board through such date (such _________ period sometimes referred to as the “Restricted Period”).

          2.2 Notwithstanding Section 2.1 above, all RSUs covered by the Award shall immediately vest upon the occurrence of a Change in Control that occurs prior to the expiration of the Restricted Period. If the Grantee’s service as a Director is terminated for any reason other than death or Disability, the Grantee shall forfeit all rights with respect to all RSUs that are not vested on such date; provided, however, if such termination is with Cause (as defined below), all RSUs whether vested or unvested shall immediately become void and of no effect. If the Grantee’s service as a Director is terminated by death or Disability, the RSUs covered by the Award shall immediately vest, but only in proportion to the length of the Director’s service as a director during such Restricted Period. For purposes of this Agreement, Cause shall mean the reasons for which a Director can be removed from the Board by the Company pursuant to the governing documents of the Company (including, without limitation, the Company’s by-laws and charter). For purposes of this Agreement, “Disability” shall mean that the Grantee is unable to perform the essential duties of a Director. Notwithstanding the foregoing, this provision is subject in its entirety to Section 9 of the Plan.
          2.3 The Grantee shall be entitled to payment in respect of all RSUs covered by the Award upon the vesting of such RSUs. Subject to the provisions of the Plan, such payment shall be made through the issuance to the Grantee, as promptly as practicable thereafter (or to the executors or administrators of Grantee’s estate, as promptly as practicable after the Company’s receipt of notification of Grantee’s death, as the case may be), of a number of Shares equal to the number of such vested RSUs. Notwithstanding the foregoing, if the Grantee shall have elected to defer payment of such vested RSUs to such later date as may be permitted by the Company, in accordance with the requirements of Section 409A of the Code, by ______________________, 20___, payment of such vested RSUs shall instead be made on such later date (the “Deferral Election”).
     3. Dividend Equivalent Rights.
          In the event that the Grantee makes a Deferral Election with respect to the settlement of the vested RSUs, the Grantee shall receive Dividend Equivalent Rights in respect of any vested RSUs covered by this Award at the time of any payment of dividends to stockholders on Shares. The amount of any such Dividend Equivalent Right shall equal the amount that would be payable to the Grantee as a stockholder in respect of a number of Shares equal to the number of vested RSUs then credited to the Grantee hereunder. Any such Dividend Equivalent Right shall be paid in accordance with the Company’s payment practices as may be established from time to time and as of the date on which such dividend would have been payable in respect of such number of Shares. No Dividend Equivalent Rights shall be paid under any circumstances in respect of RSUs that are not vested.
     4. No Right to Continued Service.
          Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Grantee any right to continue service as a member of the Board.

     5. Adjustments.
          Notwithstanding anything else contained in this Agreement, the RSUs granted hereunder and this Agreement shall be subject to adjustment, substitution or cancellation in accordance with the provisions of Sections 8 and 9 of the Plan.
     6. Grantee Bound by the Plan.
          This Agreement shall be construed in accordance and consistent with, and subject to, the terms of the Plan. The Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.
     7. Plan Governs.
          The terms of this Agreement are governed by the terms of the Plan, and in the case of any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall govern.
     8. Modification of Agreement.
          Subject to the provisions of Section 3 of the Plan, this Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.
     9. Severability.
          If any provision of this Agreement is, or becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or the Award, or would disqualify the Plan or Award under any laws deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan and Award shall remain in full force and effect.
     10. Taxes.
          The Grantee shall be responsible for all taxes due in connection with the grant or vesting or any payment or transfer with respect to the RSUs and Shares payable hereunder.
     11. Governing Law.
          The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of law principles thereof, except to the extent that such laws are preempted by Federal law.

     12. Successors in Interest.
          This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Grantee’s legal representatives. All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be binding upon the Grantee’s heirs, executors, administrators and successors.
     13. Resolution of Disputes.
          Any dispute or disagreement which may arise under, or as a result of, or in any way related to, the interpretation, construction or application of this Agreement shall be determined by the Board. Any determination made hereunder shall be final, binding and conclusive on the Grantee and the Company for all purposes.
14.	Entire Agreement.
          This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto.

HCA Inc. By:

Grantee:

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Grantee:

Signature